UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

KBS REAL ESTATE INVESTMENT TRUST, INC.

(Exact name of registrant specified in its charter)

Maryland	333-126087	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

620 Newport Center Drive, Suite 1300

Newport Beach, California 92660

(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

KBS Real Estate Investment Trust, Inc. (the “Company”) has entered into an agreement to acquire three office buildings comprising approximately 248,832 rentable square feet (the “Crescent Green Buildings”) as one of its initial investments. On December 19, 2006, the Company’s external advisor, KBS Capital Advisors LLC, entered into a purchase and sale agreement with Crescent 1100, LLC, Crescent 1200, LLC and Crescent 1300, LLC to purchase the Crescent Green Buildings. On December 21, 2006, the advisor assigned this purchase and sale agreement to an indirect, wholly owned subsidiary of the Company for no consideration. Pursuant to the purchase and sale agreement, the Company would be obligated to purchase the property only after satisfactory completion of agreed upon closing conditions. The sellers are not affiliated with the Company or its advisor.

The purchase price of the Crescent Green Buildings is $48,140,000 plus closing costs. The Company would fund the purchase of the Crescent Green Buildings with proceeds from a loan from an unaffiliated lender and with proceeds from the Company’s initial public offering. The Company is currently negotiating the terms of the loan.

The Crescent Green Buildings are located on an approximate 24.43-acre parcel of land at 1100 Crescent Green, 1200 Crescent Green and 1300 Crescent Green in Cary, North Carolina. The Crescent Green Buildings were completed in 1996, 1997 and 1998 and are currently 99% leased by fifteen tenants, including Affiliated Computer Services (approximately 62.7%). Affiliated Computer Services is a premier provider of diversified business process outsourcing and information technology outsourcing solutions to commercial and government clients worldwide. Affiliated Computer Services also provides a variety of systems integration and technology outsourcing services, including data center operations, network management, and technical support and training services.

The current aggregate annual base rent for the tenants of the Crescent Green Buildings is approximately $3.8 million. As of December 2006, the current weighted-average remaining lease term for the current tenants of the Crescent Green Buildings is approximately 6 years. The Affiliated Computer Services lease expires in June 2013, and the average annual rental rate for the Affiliated Computer Services lease over the remaining lease term is $1.34 per square foot. Beginning in June 2011, Affiliated Computer Services has the right, at its option, to terminate its lease in the 1200 building (76,316 square feet) with 12 months notice.

There can be no assurance that the Company will complete the acquisition. In some circumstances, if the Company fails to complete the acquisition, it may forfeit $1,000,000 of earnest money.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: December 28, 2006	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr. Chief Executive Officer

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